As filed with the Securities and Exchange Commission on April 30, 2020

Registration No. 333-237810

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TRILLIUM THERAPEUTICS INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada

(Province or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification Number, if applicable)

2488 Dunwin Drive
Mississauga, Ontario L5L 1J9

Canada

(416) 595-0627
Attention: Chief Financial Officer

(Address and telephone number of Registrant's principal executive offices)

Trillium Therapeutics USA Inc.
100 Cambridgepark Drive, Suite 510

Cambridge, Massachusetts 02140

(857) 412-7029

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

James Parsons Trillium Therapeutics Inc. 2488 Dunwin Drive Mississauga, Ontario L5L 1J9 Canada (416) 595-0627	Thomas S. Levato Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 813-8800	David Palumbo Baker & McKenzie LLP 181 Bay Street, Suite 2100 Toronto, Ontario M5J 2T3 Canada (416) 865-6879

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a Registration Statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a Registration Statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.                    Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This pre-effective Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-237810) is being filed solely for the purpose of including a revised opinion of Baker & McKenzie LLP (Exhibit 5.1 to the Registration Statement). This Amendment No. 1 does not modify any provision of the prospectus that forms a part of such Registration Statement and accordingly such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification

We are subject to the provisions of Part 5, Division 5, of the BCBCA. Under Section 160 of the BCBCA, we may, subject to Section 163 of the BCBCA:

1. indemnify an individual who:

a. is or was a director or officer of our company;

b. is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request or,

c. at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an "eligible party"), against all eligible penalties to which the eligible party is or may be liable; and

2. after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding where:

a.  "eligible penalty" means judgement, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

b. "eligible proceeding" means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

c. "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the BCBCA, and subject to Section 163 of the BCBCA, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA, and subject to Section 163 of the BCBCA, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the BCBCA, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:

a. if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

b. if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

c. if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

d. in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of us or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the BCBCA, as the case may be, in respect of the proceeding

Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, on application of our company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

a. order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

b. order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

c. order the enforcement of, or payment under, an agreement of indemnification entered into by us;

d. order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

e. make any other order the court considers appropriate.

Under our articles, and subject to the BCBCA, we must indemnify our director, former director or alternate director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each of our directors and alternate directors are deemed to have contracted with us on the terms of the indemnity contained in our articles. Under our articles, and subject to the BCBCA, we may also indemnify any other person.

We have entered into indemnification agreements ("Indemnification Agreements") with each of our officers and directors, pursuant to which we are obligated to indemnify and hold harmless such persons to the greatest extent permitted by law for liabilities arising out of their service to the company as directors and officers. However, such indemnification obligations arise only to the extent that the party seeking indemnification was acting honestly and in good faith with a view to our best interests, and, in the case of criminal or administrative actions or other non-civil proceedings that are enforced by monetary penalties, that such person had reasonable grounds for believing that his or her conduct was lawful. Under these Indemnification Agreements, we may advance to the indemnified parties the expenses incurred in defending any such actions or proceedings.

We have also purchased directors' and officers' liability insurance for the benefit of our directors and officers, to back up our indemnification of them against liability incurred in their capacity as directors and officers, subject to certain limitations under applicable law.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling Trillium pursuant to the foregoing provisions, Trillium has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 10 for the undertakings of the Registrant with respect to indemnification for liabilities arising under the Securities Act.

Item 9. Exhibits

(a)	EXHIBITS: The following exhibits have been filed as part of this Registration Statement:

Exhibit Number	Description

1.1†	Form of Underwriting Agreement.

4.1*	Articles of the Registrant.

4.2†	Specimen First Preferred Share Certificate.

4.3†	Form of Subscription Receipt Agreement.

4.4†	Form of Warrant Agreement.

4.5†	Form of Unit Agreement.

5.1	Opinion of Baker & McKenzie LLP.

23.1**	Consent of Ernst & Young LLP.

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1 above).

24.1**	Powers of Attorney (included on the signature page to the Registration Statement).

* Previously filed as an exhibit to the Company's Form 6-K filed on April 23, 2020.

** Previously filed as part of this Registration Statement.

† To be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a report filed on Form 6-K or Form 8-K under the Securities Exchange Act of 1934 and incorporated herein by reference.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the U.S. Exchange Act that are incorporated by reference in the Registration Statement, or is contained in the form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertake that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Trillium Therapeutics Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, Canada, on this 30th day of April 2020.

TRILLIUM THERAPEUTICS INC.

By:	/s/ James Parsons
Name: James Parsons
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on April 30, 2020.

Signature	Capacity	Date

/s/ Jan Skvarka Jan Skvarka	President, Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2020

/s/ James Parsons James Parsons	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 30, 2020

* Robert Kirkman	Chairman of the Board of Directors	April 30, 2020

* Luke Beshar	Director	April 30, 2020

* Michael Moore	Director	April 30, 2020

* Thomas Reynolds	Director	April 30, 2020

* Calvin Stiller	Director	April 30, 2020

* Helen Tayton-Martin	Director	April 30, 2020

* Paul Walker	Director	April 30, 2020

*By:	/s/ James Parsons
Attorney-In-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Trillium Therapeutics Inc. in the United States, on this 30th day of April 2020.

TRILLIUM THERAPEUTICS USA INC.

By:	/s/ Jan Skvarka
	Name:	Jan Skvarka
	Title:	President

EXHIBITS

Exhibit Number	Description

1.1†	Form of Underwriting Agreement.

4.1*	Articles of the Registrant.

4.2†	Specimen First Preferred Share Certificate.

4.3†	Form of Subscription Receipt Agreement.

4.4†	Form of Warrant Agreement.

4.5†	Form of Unit Agreement.

5.1	Opinion of Baker & McKenzie LLP.

23.1**	Consent of Ernst & Young LLP.

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1 above).

24.1**	Powers of Attorney (included on the signature page to the Registration Statement).

* Previously filed as an exhibit to the Company's Form 6-K filed on April 23, 2020.

** Previously filed as part of this Registration Statement.

† To be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a report filed on Form 6-K or Form 8-K under the Securities Exchange Act of 1934 and incorporated herein by reference.